EXHIBIT G

EXECUTION COPY

SUPPLEMENT TO AGREEMENT FOR OFFERING STATE/TERRITORY
DEBT SECURITIES IN CONNECTION WITH THE AUSTRALIAN
GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING

This Supplement is entered into as of 14 October 2010, by and among Barclays Capital Inc., Barclays Bank PLC, Merrill Lynch International (Australia) Ltd and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "New Dealers"), the Commonwealth of Australia represented by the Department of the Treasury (the “Commonwealth”), Queensland Treasury Corporation (the “Issuing Entity”) and the Treasurer on behalf of the Government of Queensland (the “State”).

Reference is made to the Agreement for Offering State/Territory Debt Securities in connection with the Australian Government Guarantee of State and Territory Borrowing, dated as of 11 December 2009, by and among the Commonwealth, the Issuing Entity, the State and the Dealers named therein, a copy of which is attached hereto as Annex I (as amended or supplemented, the "Offering Agreement").

The Commonwealth and the New Dealers hereby agree as follows:

1.           Defined Terms.  All capitalized terms used but not defined in this Supplement have the meanings assigned thereto in the Offering Agreement.

2.           Joinder of New Dealers.  Each of the New Dealers hereby joins in and agrees to become a party to the Offering Agreement with all right, title and interest as a Dealer thereunder and subject to all of the terms and conditions thereof as if each New Dealer were an original party and signatory thereto.

3.           Notice.   The New Dealers’ notice addresses for the purposes of the Offering Agreement are as follows:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
United States of America
Attn: Syndicate Registration
Telephone: +1-212-526-0015
Facsimile: +1-646-834-8133
Email: mtndskldn@barclayscapital.com

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom
Attn: MTN Dealers
Telephone: +44-20-7773-9090
Facsimile: +44-20-7516-7548
Email: mtndskldn@barclayscapital.com

Merrill Lynch International (Australia) Ltd
Level 38
Governor Phillip Tower
1 Farrer Place
Sydney
NSW 2000
Australia
Attn: Debt Capital Markets
Telephone: +612-9225-6773
Facsimile: +612-9225-6551

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
United States of America
Attn: High Grade Transaction Management / Legal
Facsimile: +1-646-855-5958

[Signature Page Follows]

IN WITNESS WHEREOF, the Commonwealth, the Issuing Entity, the State and the New Dealers have executed this Supplement as of the date first set forth above.

Signed for and on behalf of the COMMONWEALTH OF AUSTRALIA represented by the Department of the Treasury by

Ken Henry	/s/ Ken Henry

Name of Signatory	Signature

in the presence of:

Sharon McCluskey	/s/ Sharon McCluskey

Name of witness	Signature of witness

QUEENSLAND TREASURY CORPORATION

By:	/s/ Neil Castles
	Name:	Neil Castles
	Title:	Acting Chief Executive

THE TREASURER ON BEHALF OF THE GOVERNMENT OF QUEENSLAND

By:	/s/ Andrew Fraser
	Name:	Andrew Fraser
	Title:	Treasurer

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

BARCLAYS BANK PLC

By:	/s/ Gordon Youl
	Name:	Gordon Youl
	Title:	Director

MERRILL LYNCH INTERNATIONAL (AUSTRALIA) LTD

By:	/s/ Daniel de la Cruz
	Name:	Daniel de la Cruz
	Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Teresa Radzinski
	Name:	Teresa Radzinski
	Title:	Managing Director

cc:	UBS Limited
Citigroup Global Markets Inc.
Citigroup Global Markets Limited
Deutsche Bank AG, London Branch
Deutsche Bank Securities Inc.
Australia and New Zealand Banking Group Limited
Commonwealth Bank of Australia
J.P. Morgan Securities Inc.
J.P. Morgan Securities Limited
Macquarie Bank Limited London Branch
Macquarie Capital (USA) Inc.
National Australia Bank Limited
Nomura International plc
Nomura Securities International, Inc.
Royal Bank of Canada Europe Limited
The Royal Bank of Scotland plc
The Toronto-Dominion Bank
Westpac Banking Corporation

Annex I

[Copy of Offering Agreement]